UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 19, 2017

TPG RE Finance Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-38156	36-4796967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

888 Seventh Avenue, 35th Floor, New York, New York 10106

(Address of Principal Executive Offices) (Zip Code)

(212) 601-7400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the initial public offering (the “Offering”) by TPG RE Finance Trust, Inc. (the “Company”) of its common stock, par value $0.001 per share (the “Common Stock”), described in the Company’s prospectus dated July 19, 2017 (the “Prospectus”), filed with the Securities and Exchange Commission on July 21, 2017 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which is deemed to be part of the Company’s Registration Statement on Form S-11 (File No. 333-217446) (as amended, the “Registration Statement”), the following agreements were entered into on the dates indicated below:

(1)	the Underwriting Agreement, dated July 19, 2017 (the “Underwriting Agreement”), among the Company, TPG RE Finance Trust Management, L.P. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein;

(2)	the Trademark License Agreement, dated July 19, 2017 (the “Trademark License Agreement”), between Tarrant Capital IP, LLC and the Company; and

(3)	the Management Agreement, dated as of July 25, 2017 (the “Management Agreement”), between the Company and TPG RE Finance Trust Management, L.P.

Each of TPG RE Finance Trust Management, L.P. and Tarrant Capital IP, LLC are affiliates of TPG Global, LLC (“TPG”). Certain entities sponsored, advised or managed by TPG control approximately 12.3% of the voting power of shares eligible to vote in the election of the directors of the Company. For further information concerning the material relationships among the Company and TPG and its affiliates, see “Certain Relationships and Related Person Transactions” in the Prospectus.

The Underwriting Agreement, Trademark License Agreement and Management Agreement are filed herewith as Exhibits 1.1, 10.1 and 10.2, respectively, and are each incorporated herein by reference. The terms of these agreements are substantially the same as the terms set forth in the forms of such agreements filed as exhibits to the Registration Statement and described in the Prospectus.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Offering, the Company filed Articles of Amendment and Restatement with the State Department of Assessments and Taxation of Maryland and adopted Amended and Restated Bylaws. The Articles of Amendment and Restatement and the Amended and Restated Bylaws are filed herewith as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference. The terms of the Articles of Amendment and Restatement and the Amended and Restated Bylaws are substantially the same as the terms set forth in the forms of such documents filed as exhibits to the Registration Statement and described in the Prospectus.

Item 8.01	Other Events.

On July 25, 2017, the Company completed the Offering by issuing 11,000,000 shares of Common Stock for cash consideration of $20.00 per share ($18.80 per share net of underwriting discounts) to a syndicate of underwriters led by Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and Wells Fargo Securities, LLC. The Company will receive approximately $199.9 million in net proceeds, after deducting underwriting discounts and estimated offering expenses payable by the Company. The other underwriters in the syndicate were Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Barclays Capital Inc., TPG Capital BD, LLC and JMP Securities LLC.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 19, 2017, among TPG RE Finance Trust, Inc., TPG RE Finance Trust Management, L.P. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein

3.1	Articles of Amendment and Restatement of TPG RE Finance Trust, Inc.

3.2	Amended and Restated Bylaws of TPG RE Finance Trust, Inc.

10.1	Trademark License Agreement, dated July 19, 2017, between Tarrant Capital IP, LLC and TPG RE Finance Trust, Inc.

10.2	Management Agreement, dated as of July 25, 2017, between TPG RE Finance Trust, Inc. and TPG RE Finance Trust Management, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPG RE Finance Trust, Inc.

By:	/s/ Robert Foley
Name:	Robert Foley
Title:	Chief Financial and Risk Officer

Date: July 25, 2017

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 19, 2017, among TPG RE Finance Trust, Inc., TPG RE Finance Trust Management, L.P. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein

3.1	Articles of Amendment and Restatement of TPG RE Finance Trust, Inc.

3.2	Amended and Restated Bylaws of TPG RE Finance Trust, Inc.

10.1	Trademark License Agreement, dated July 19, 2017, between Tarrant Capital IP, LLC and TPG RE Finance Trust, Inc.

10.2	Management Agreement, dated as of July 25, 2017, between TPG RE Finance Trust, Inc. and TPG RE Finance Trust Management, L.P.